EXHIBIT 10.3
Imation Corp. 2000 Stock Incentive Plan,
as Amended February 6, 2003
Amendment to Stock Option Agreement
     This STOCK OPTION AGREEMENT AMENDMENT effective as of                                         , 2006, is entered into between Imation Corp., a Delaware corporation (the “Company”) and Bruce A. Henderson, an employee of the Company (the “Participant”), pursuant and subject to the terms and conditions of the Imation Corp. 2000 Stock Incentive Plan, as Amended February 6, 2003 (the “Plan”).
     WHEREAS, pursuant to a certain Stock Option Agreement effective as of May 13, 2004 (as amended by an Amendment effective as of February 1, 2005, the “Agreement”), the Company granted the Participant under the Plan the right and option (the “Option”) to purchase from the Company shares of the Company’s common stock, par value $.01 per share, on the terms and conditions set forth in the Agreement.
     WHEREAS, the Agreement provides that the Option will become exercisable upon the achievement of certain performance objectives.
     WHEREAS, pursuant to Section 3 of the Plan, the Compensation Committee has authority to amend the terms and conditions of the Agreement and the Committee has determined to amend the Agreement in the manner set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree to amend the Agreement as follows:
     1. Subsection (a) of Section 5 of the Agreement is hereby amended in its entirety to read as follows:
     (a) In the event (i) the Company or a subsidiary of the Company terminates the Participant’s employment with the Company and all its subsidiaries without Cause (defined below) during the Option Period, (ii) the Company or a subsidiary of the Company terminates the Participant’s employment with the Company and all its subsidiaries during the Option Period and within two years after a Change of Control (defined below) for any reason other than for Cause, the Participant’s death or disability (as described in the Participant’s employment agreement with the Company dated May 13, 2004 (the “Employment Agreement”)), or (iii) the Participant terminates his employment with the Company and all its subsidiaries during the Option Period for Company Breach (defined below) (any of the termination events described in these Sections 5(a)(i), (ii) and (iii) and any declaration pursuant to Section 8(b)(ii) hereof being referred to herein as an “Acceleration Termination Event”), then a portion of the Option described in Section 4(a) or Section 4(b) (as applicable, determined based on the date of such Acceleration Termination Event) shall immediately vest and become exercisable (subject to the time periods for exercise set forth in other provisions of this Agreement), if (and only if) the Company had achieved the required level of growth in operating income for the applicable period ending on the December 31 immediately prior to the date of such Acceleration Termination Event, in accordance with Section 4(a) or Section 4(b), as applicable. Such Option shall accelerate (if at all) only in an amount equal to the number of shares of Common Stock determined by multiplying the maximum number of shares subject to such Option (either 100,000 shares or 75,000 shares, as applicable, determined based on the date of such Acceleration Termination Event) by the ratio of (i) the portion of the applicable measurement period set forth in Section 4(a) or 4(b) (expressed in full fiscal years) through the December 31 immediately prior to the date of such Acceleration Termination Event, divided by (ii) the total number of full fiscal years in the applicable measurement period set forth in Section 4(a) or 4(b).
     2. Subsection (d) of Section 5 of this Agreement is hereby amended in its entirety to read as follows:
          (d) Except as specifically provided in Section 5(a) or Section 8(b)(ii) hereof, there shall not be any acceleration of vesting of the Option or any portion thereof. Without limiting the foregoing, a voluntary resignation or retirement by the Participant shall not be an Acceleration Termination Event.
     3. Subsection (a) of Section 7 of the Agreement is hereby amended in its entirety to read as follows:
          (a) In the event the Participant shall cease to be employed by the Company or a Subsidiary for any reason other than termination for Cause or death, or elects to accept Pre-Retirement Leave (“PRL”) in conjunction with a Company sponsored severance plan, the Participant may exercise the Option to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of such termination or commencement of PRL, and such exercise may be effected at any time within 90 days after such termination of employment or commencement of PRL (or within six months after such termination of employment or commencement of PRL if such termination or PRL is for any reason following a Change of Control that would also have constituted a Change of Control prior to the amendment dated                     , 2006 to this Agreement (the “2006 Amendment”), which definition prior to the 2006 Amendment is set forth in Exhibit A to the 2006 Amendment) but not thereafter; provided, however, that the Option may not be exercised after the Option Period.
     4. Section 8 of the Agreement is hereby amended in its entirety to read as follows:
     8. Adjustments for Stock Dividends, Stock Splits, Recapitalization, Merger or Consolidation or other Fundamental Changes.
          (a) If all or any portion of the Option shall be exercised subsequent to any stock dividend, stock split, recapitalization, merger or consolidation involving the Company or its Common Stock, the Committee shall make appropriate adjustment to the Option to give effect thereto on an equitable basis.

          (b) In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
               (i) with respect to a Fundamental Change that involves a merger or consolidation, make appropriate provision for the protection of the Option by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the “parent corporation” (as defined in Section 424(e) of the Code, or any successor provision) of the Company or such surviving corporation, in lieu of the Option and shares of Common Stock of the Company, provided that nothing stated herein shall limit the obligations of the Committee under Section 8(a), or
               (ii) with respect to any Fundamental Change, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Fundamental Change, and provide written notice to the holder of the Option of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Option, within 20 days after the Fundamental Change, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the holder of the Option would have received as a result of the Fundamental Change if the holder of the Option had exercised the Option immediately prior to the Fundamental Change) equal to, for each share of Common Stock covered by the canceled Option with respect to which the Option is exercisable at the time of such cancellation (including shares with respect to which the Option becomes exercisable pursuant to the following provisions of this Section 8(b)(ii)), the amount, if any, by which the Fair Market Value (as defined in this Section 8(b)(ii)) per share of Common Stock with respect to which the Option is then exercisable exceeds the exercise price per share of Common Stock covered by the Option with respect to which the Option is then exercisable. At the time of the declaration provided for in the immediately preceding sentence, an Acceleration Termination Event shall be deemed to have occurred and the Option, to the extent it has not previously become exercisable in full or expired, shall immediately become exercisable, to the extent set forth in the next sentence, if (and only if) the Company had achieved the required level of growth in operating income for the applicable period ending on the December 31 immediately prior to the date of such declaration. In such event, the Option shall accelerate only to the extent provided in the last sentence of Section 5(a), for which purpose the Acceleration Termination Event shall be deemed to have occurred on the date of the declaration. Following the declaration, the holder of the Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the shares of Common Stock covered thereby for which the Option is exercisable (including as a result of the Acceleration Termination Event resulting from the declaration pursuant to this Section 8(a)(ii) but not with respect to the Common Shares for which the Option has not become exercisable). In the event of a declaration pursuant to this Section 8(b), the

Option, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, notwithstanding anything to the contrary provided in this Agreement. Notwithstanding the foregoing, the holder of the Option shall not be entitled to the payment provided for in this Section 8(b) if such Option shall have expired or been forfeited. For purposes of this Section 8(b) only, “Fair Market Value” per share of Common Stock means the fair market value, as determined in good faith by the Committee, of the consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.
       5.  Section 11 of the Agreement is hereby amended in its entirety to read as follows:
     11. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:
          (a) “Change of Control” means any one of the following events:
               (i) the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or
               (ii) individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or
               (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
               (iv) approval by the stockholders of the dissolution of the Company.
          (b) “Committee” means the Compensation Committee of the Board of Directors of the Company or such other committee of directors designated by the Board of Directors to administer the Plan.
          (c) “Common Stock” means the common stock of the Company, par value $.01 per share.
          (d) “Company Breach” means: (i) a change in the Participant’s duties or responsibilities with the Company (A) that represents a substantial reduction of the duties or responsibilities as in effect immediately prior thereto and (B) that is reasonably likely to subject the Participant to professional embarrassment or ridicule; (2) a change by the Board of Directors of the Company in the duties or responsibilities of other senior executive officers of the Company that has the effect of precluding the Participant from effectively performing his duties and responsibilities; (3) a material reduction in the Participant’s base compensation that is not substantially proportionate to any reduction in the base compensation of other senior executives of the Company; or (4) any material breach by the Company of any provision of the Employment

Agreement that is not remedied within 30 days after receipt of written notice from the Participant specifying such breach in reasonable detail.
          (e) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.
          (f) “Subsidiary” means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.
     No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Agreement Amendment as of the date and year first written above.

IMATION CORP.

By:

Name:

Title:

PARTICIPANT

Bruce A. Henderson

Exhibit A
Definition of Change of Control in Agreement Prior to the 2006 Amendment
(This definition has been replaced by the 2006 Amendment)
Under the Agreement prior to the 2006 Amendment, “Change of Control” meant any one of the following events:
          (i) The acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of a majority of the Continuing Directors (as hereinafter defined); or
          (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (generally the “Directors” and as of the Effective Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose nomination for election was approved in advance by a vote of a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
          (iii) The approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of a majority of the Continuing Directors; or
          (iv) The first purchase under any tender offer or exchange offer (other than an offer by the Company or a subsidiary of the Company) pursuant to which Common Stock is purchased.